  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens:
E.G., 000-00-0000. EMPLOYER IDENTIFICATION NUMBERS HAVE NINE DIGITS SEPARATED BY ONLY ONE HYPHEN: E.G., 00-0000000. The table below will help determine the number to give the payer.

   --------------------------------------------------------      ------------------------------------------------------
                                     GIVE THE                                                   GIVE THE EMPLOYER
                                     SOCIAL SECURITY                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--                FOR THIS TYPE OF ACCOUNT:       NUMBER OF--
   --------------------------------------------------------      ------------------------------------------------------
1.   An individual's account         The individual             9.   Sole proprietorship        The owner(4)
                                                                     account

2.   Two or more individuals (joint  The actual owner of the    10.  A valid trust, estate, or  The legal entity (Do not
     account)                        account or, if combined         pension trust              furnish the identifying
                                     funds, any one of the                                      number of the personal
                                     individuals(1)                                             representative or trustee
                                                                                                unless the legal entity
                                                                                                itself is not designated
                                                                                                in the account title.)(5)

3.   Husband and wife (joint         The actual owner of the    11.  Corporate account          The corporation
     account)                        account or, if joint
                                     funds, either person(l)

4.   Custodian account of a minor    The minor(2)               12.  Religious, charitable, or  The organization
     (Uniform Gift to Minors Act)                                    educational organization
                                                                     account

5.   Adult and minor (joint          The adult or, if the       13.  Partnership account held   The partnership
     account)                        minor is the only               in the name of the
                                     contributor, the minor(l)       business

6.   Account in the name of          The ward, minor, or        14.  Association, club, or      The organization
     guardian or committee for a     incompetent person(3)           other tax-exempt
     designated ward, minor, or                                      organization
     incompetent person

7.   a.   The usual revocable        The grantor-trustee(l)     15.  A broker or registered     The broker or nominee
          savings trust account                                      nominee
          (grantor is also trustee)

     b.   So-called trust account    The actual owner(l)        16.  Account with the           The public entity
          that is not a legal or                                     Department of Agriculture
          valid trust under State                                    in the name of a public
          law                                                        entity (such as a State
                                                                     or local government,
                                                                     school district, or
                                                                     prison) that receives
                                                                     agricultural program
                                                                     payments

8.   Sole proprietorship account     The owner(4)
   --------------------------------------------------------      ------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payment described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.